Exhibit 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANESOXLEY ACT OF 2002

         In connection with the Quarterly Report of Hillsboro Group, Inc., on Form 10QSB for the period ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the AReport@), I, Stephen Stonhill Parker, Chief Financial Officer, Principal Accounting Officer, Chief Executive Officer and President, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the SarbanesOxley Act of 2002, that to my knowledge:

         1. The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Dated:  August 26, 2003.

/s/J. Edward Houston
------------------------
J. Edward Houston,
President